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Exhibit 99.1

                                VERTICALNET, INC.

                  CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER

          RELATING TO A PERIODIC REPORT CONTAINING FINANCIAL STATEMENTS

I, Nathanael V. Lentz, President and Chief Executive Officer of Verticalnet, Inc., a Pennsylvania corporation (the "Company"), hereby certify that;

     ( 1 ) The Company's periodic report on Form 10-K for the year ended December 31,2002 (the "Form 10-K") fully complies with the requirements of
     Section 13(a) of the Securities Exchange Act of 1934, as amended; and


     (2) The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                        /s/ Nathanael V. Lentz
                                        --------------------------------------
                                        Nathanael V. Lentz
                                        President and Chief Executive Officer
                                        Date: March 31,2003

A signed original of this written statement required by Section 906 has been provided to Verticalnet, Inc. and will be retained by Verticalnet, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.